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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2001, relating to the financial statements and financial statement schedule which appears in King Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Atlanta, Georgia
August 8, 2001